EXHIBIT 10

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Austerman and John Schenk, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a Form 1-A (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, pursuant to the Act, the undersigned have hereunto set their hand in the capacities indicated below as of August 26, 2015.

/s/ Thomas L. Austerman
Thomas L. Austerman
Director, President and Chief Executive Officer
(Principal Executive Officer)

/s/ John Schenk
John Schenk
Treasurer
(Principal Financial and Accounting Officer)

/s/ Reed S. Schmitt
Reed S. Schmitt
Chairman of the Board of Directors

/s/ J.P. Engelbrecht
J.P. Engelbrecht
Director

/s/ Lester R. Hammer
Lester R. Hammer
Director

/s/ William W. Harrod
William W. Harrod
Director

/s/ Mark R. Ide
Mark R. Ide
Director

/s/ Arthur W. Klipsch
Arthur W. Klipsch
Director

/s/ Robert B. Wright
Robert B. Wright
Director